Exhibit 1

                             EXCHANGE AGREEMENT

          AGREEMENT, dated as of June 12, 2001, by and among Cendant Membership Services Holdings, Inc., a Delaware corporation ("Buyer"), and R.R. Donnelley and Sons Company, a Delaware corporation ("Seller").

          WHEREAS, Seller is the owner of 159,795 shares (the "Tracking Stock Shares") of Cendant Corporation common stock designated as Move.com Tracking Stock, par value $0.01 per share ("Move.com Stock");

          WHEREAS, the parties desire to exchange one-half of the Tracking Stock Shares held by Seller for 58,198 shares of common stock, par value $.001 per share ("Homestore Common Stock"), of Homestore.com, Inc. ("Homestore"), on the terms and conditions provided for herein; and

          WHEREAS, pursuant to a Registration Rights Agreement, dated as of October 26, 2000 and effective as of February 16, 2000, by and between Homestore and Parent (the "Registration Rights Agreement"), Homestore filed a registration statement on Form S-3 on May 22, 2001 for a public offering of certain shares of Homestore Common Stock, including the Homestore Shares (as defined below) and such registration statement was declared effective by the Securities and Exchange Commission on June 4, 2001.

          NOW, THEREFORE, in consideration of the provisions and the mutual consents contained herein, the parties hereto agree as follows:

          1. SALE OF TRANSFERRED SECURITIES.

          1.1 EXCHANGE OF SHARES. On the terms and subject to the conditions contained herein, at the Closing, Buyer agrees to exchange with Seller and Seller agrees to exchange with Buyer, 58,198 shares of Homestore Common Stock (the "Homestore Shares"), in exchange for 79,898 of the Tracking Stock Shares.

          1.2 DELIVERY OF SHARES. (a) At the Closing Seller shall sell, assign, transfer and convey to Buyer certificates representing the Tracking Stock Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed.

          (b) At the Closing Buyer shall sell, assign, transfer and convey to Seller a certificate representing the Homestore Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed.

          2. THE CLOSING. Upon the terms and subject to the conditions of this Agreement, it is intended that the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date of execution of this Agreement at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m. (local time).

          3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

          3.1 ORGANIZATION. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted.

          3.2 CORPORATE AUTHORIZATION. Seller has all requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by Seller of this Agreement have been duly authorized by all requisite corporate action by Seller.

          3.3 BINDING AGREEMENT. This Agreement has been duly and validly executed and delivered on behalf of Seller and, assuming due authorization, execution and delivery by Buyer, constitutes the legal and binding obligation of Seller enforceable against Seller in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, to general equity principles (whether considered in a proceeding in equity or at law).

          3.4 REQUIRED APPROVALS, NOTICES AND CONSENTS. Except as described herein, no consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by the Seller of this Agreement or the consummation of the transaction contemplated hereby.

          3.5 VALID TITLE. The Tracking Stock Shares are owned by Seller free and clear of any liens, claims, security interests, encumbrances, restrictions or transfer (other than restrictions imposed under federal or state securities laws) or voting (collectively, "Liens"), other than Liens imposed as a result of actions by Buyer or its affiliates. Upon delivery by Seller, Buyer will receive good title to the Tracking Stock Shares.

          3.6 FEES AND COMMISSIONS. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of Seller is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Seller agrees to indemnify and hold harmless Buyer from liability for any compensation to any intermediary retained or otherwise authorized to act by, or on behalf of, Seller and the fees and expenses of defending against such liability or alleged liability.

          3.7 NO ADDITIONAL REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3 ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY SELLER. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SELLER BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

          4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

          4.1 ORGANIZATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted.

          4.2 CORPORATE AUTHORIZATION. Buyer has all requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by Buyer of this Agreement have been duly authorized by all requisite corporate action by Buyer.

          4.3 BINDING AGREEMENT. Buyer has all requisite corporate power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes the legal and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, to general equity principles (whether considered in a proceeding in equity or at law).

          4.4 FEES AND COMMISSIONS. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of Buyer is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

          4.5 REQUIRED APPROVALS, NOTICES AND CONSENTS. Except as described herein, no consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by the Buyer of this Agreement or the consummation of the transaction contemplated hereby.

          4.6 VALID TITLE. Upon delivery to Buyer, Seller will pass valid title to the Homestore Shares and there are no Liens in respect of the Homestore Shares, other than Liens imposed as a result of actions of Seller or its affiliates.

          4.7 NO ADDITIONAL REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 4 ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY BUYER. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL BUYER BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

          5. MISCELLANEOUS.

          5.1 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and undertakings, whether written or oral, relating to matters provided for herein. There are no provisions, undertakings, representations or warranties relative to the subject matter of this Agreement not expressly set forth herein.

          5.2 EXPENSES. Except as otherwise specifically provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          5.3 NOTICES. Any notice, demand, claim, notice of claim, request or communication required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally by facsimile transmission or sent by first class or certified mail, postage prepaid to the following addresses,

          If to the Seller:

                R.R. Donnelley & Sons Company
                77 West Wacker Drive
                Chicago, Il 60601-1696
                Attention:  General Counsel
                Facsimile:  (312) 326-7620


          If to Buyer:

                c/o Cendant Corporation
                9 West 57th Street
                New York, New York  10019
                Attention:  Eric J. Bock, Esq.
                Facsimile:  (212) 413-1922

                with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                Four Times Square
                New York, New York 10038
                Attention:  David Fox, Esq.
                Facsimile:  (212) 735-2000

or to such other address as any party may request by notifying in writing all of the other parties to this Agreement in accordance with this Section 5.3.

          Any such notice shall be deemed to have been received on the date of personal delivery, the date set forth on the postal service return receipt, the date of delivery shown on the records of the overnight courier or the date shown on the facsimile confirmation, as applicable.

          5.4 BENEFIT AND ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. There shall be no assignment of any interest under this Agreement by any party except that Buyer may assign its rights hereunder to any wholly owned subsidiary of Buyer; provided, however, that no such assignment shall relieve the assignor of its obligations under this Agreement. Nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          5.5 WAIVER. Any waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

          5.6 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, Seller and Buyer.

          5.7 RELEASE OF CLAIMS. Seller hereby fully and unconditionally releases from any and all claims, actions, causes of actions, lawsuits, damages, liabilities, costs, losses, expenses, assessments, sums of money, promises and demands of any nature whatsoever of Seller against Buyer and each of its respective officers, directors, employees or agents which are related to or arise out of (a) any act taken or omitted to be taken in connection with or in anticipation of the transactions contemplated hereby or (b) any act taken or omitted to be taken by Buyer in connection with the transactions contemplated hereby.

          5.8 SEVERABILITY. Any provision of this Agreement that is held by a court of competent jurisdiction to violate applicable law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law.

          5.9 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

          5.10 COUNTERPARTS. This Agreement may be signed in counterparts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

          5.11 GOVERNING LAW. This Agreement shall be governed by, enforced under and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law provision or rule thereof. The parties submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to the Agreement and the transactions contemplated hereby.




          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.



                         CENDANT MEMBERSHIP SERVICES
                         HOLDINGS, INC.


                         /s/ Eric J. Bock
                         ---------------------------------
                         Name:   Eric J. Bock
                         Title:  Senior Vice President


                         R.R. DONNELLEY AND SONS COMPANY


                         /s/ Michael Winkel
                         ----------------------------------
                         Name:  Michael Winkel
                         Title: EVP Strategy & Planning